VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this ___ day of ______ 2009 (the “Effective Date”) by and among China Holdings Acquisition Corp., a Delaware corporation (including any successor, the “Parent”), China Ceramics Co., Ltd., a British Virgin Islands company (the “Purchaser”), Mr. Wong Kung Tok (the “Seller”), the owner of 100% of the equity interests of Success Winner Limited (the “Company”), the owner of 100% of the equity interests of Stand Best Creation Limited, which owns 100% of the equity interests of Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”), Hengda and those certain stockholders of the Parent listed on Schedule A hereto (together with any subsequent stockholders, or any transferees, who become parties hereto as “Stockholders” pursuant to Section 4.1 and 4.2 below, the “Stockholders”.  The Parent, the Purchaser, Hengda, the Seller and the Stockholders are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties.”

RECITALS

A.           The Company, the Purchaser, Hengda, the Parent and the Seller have entered into that certain Stock Purchase Agreement dated August 19, 2009 (the “Stock Purchase Agreement”), pursuant to which the Purchaser will acquire all of the outstanding securities of the Company from the Seller, and following such acquisition, Parent will merge with and into the Purchaser.

B.           The Parties’ desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of Parent’s capital stock held by them will be voted on in connection with, and following, the transactions contemplated by the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows.

1.           Voting Provisions Regarding Board of Directors

1.1           Size of the Board.  Each Stockholder and the Seller agree to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder or the Seller, or over which such Stockholder or the Seller has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors of the Purchaser after the closing of the transaction contemplated by the Stock Purchase Agreement (the “Board”) shall be set and remain until April 30, 2012 (the “End Date”), at five (5) directors.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Parent the holders of which are entitled to vote for members of the Board, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2          Board Composition.

(a)           Until the End Date, the Seller Designees and the Parent Designees, each as defined below, will be the only nominees of Parent to the Board presented by the Parent to its stockholders for election at a meeting, pursuant to any written consent, or otherwise.

(b)           Each Stockholder and the Seller agree to vote, or cause to be voted, all Shares owned by such Stockholder or the Seller, or over which such Stockholder or the Seller has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, two (2) members designated by the Parent, who shall initially be Paul Kelly and Cheng Davis (the “Parent Designees”) and three (3) members designated by the Seller, of which one (1) designee shall qualify as an independent director pursuant to the rules of any stock exchange on which the Purchaser may be listed (the “Seller Designees”), shall be elected to the Board.

1.3          Removal of Board Members.  Each Stockholder and the Seller also agree to vote, or cause to be voted, all Shares owned by such Stockholder or the Seller, or over which such Stockholder or the Seller has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)           no director elected pursuant to Section 1.2 of this Agreement may be removed from office prior to the End Date other than for cause unless (i) such removal is directed or approved by the affirmative vote of the person, or of the holders of a majority of the shares of voting stock, entitled under Section 1.2 to designate that director or (ii) the person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat; and

(b)           any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 shall be filled in accordance with Section 1.2.

All Stockholders and the Seller agree to execute any written consents required to perform the obligations of this Agreement, and the Parent agrees at the request of any person entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.4          No Liability for Election of Recommended Directors.  No Party, nor any officer, director, stockholder, partner, employee or agent of any such Party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Purchaser, nor shall any Party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.           Remedies.

2.1           Covenants of the Parent and the Seller.  The Parent, the Company and the Seller agree to use their best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Parent’s and the Seller’s best efforts to cause the nomination and election of the directors as provided above.

2.2           Irrevocable Proxy.  Each Party to this Agreement hereby constitutes and appoints the other Parties hereto, and each of them, with full power of substitution, as the proxies of the Party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if the Party attempts to vote (whether by proxy, in person or by written consent), or to fail to vote, in a manner which is inconsistent with the terms of this Agreement, all of such Party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement.  The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Parent and the Seller and the Parties hereto in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 3 hereof.  Each Party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3           Specific Enforcement.  Each Party acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Parent and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4           Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

3.           Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) April 30, 2012, and (b) termination of this Agreement in accordance with Section 4.8 below.

4.           Miscellaneous

4.1           Additional Stockholders.  In the event that after the date of this Agreement, the Purchaser enters into an agreement with any Person to issue shares of capital stock to such Person other than a public offering of shares of capital stock of the Purchaser, following which such Person shall hold Shares constituting one percent (1%) or more of the Purchaser’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Purchaser shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder and thereafter such person shall be deemed a  Stockholder for all purposes hereunder.

4.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties or persons named herein or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3           Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.5.  If notice is given to the Parent, a copy shall also be sent to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attention:  Mitchell Nussbaum, Esq.

4.6          Consent Required to Amend, Terminate or Waive.  Except as otherwise provided, this Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Stockholders holding a majority of the Shares then held by the Stockholders.  Notwithstanding the foregoing:

(a)           the consent of the Stockholders shall not be required for any amendment or waiver if such amendment or waiver does not apply to the Stockholders;

(b)           any provision hereof may be waived by the waiving Party on such Party’s own behalf, without the consent of any other Party;

(c)           Section 1.2 of this Agreement shall not be amended or waived without the written consent of the Seller and the Parent.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any Party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 4.8 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such Party, successor or assignee entered into or approved such amendment, termination or waiver.

4.7          Acts Constituting Consent or Waiver.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

4.8          Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.9          Entire Agreement.  This Agreement (including the Exhibits hereto, if any), and the Certificate of Incorporation and Stock Purchase Agreement and the Additional Agreements (as defined in the Stock Purchase Agreement) constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

4.10           Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Parent’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement.

4.11           Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.12           Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

4.13           Costs of Enforcement.  If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first written above.

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly Title: Chairman and Chief Executive Officer

CHINA CERAMICS CO., LTD.

By:
Name: Paul K. Kelly Title: Director

JINJIANG HENGDA CERAMICS CO. LTD.

By:

Name: Huang Jia Dong Title: Chairman

SELLER

Wong Kung Tok

STOCKHOLDERS:

Name:

Name:

SCHEDULE A

STOCKHOLDERS

Name/Address                                                                                            Amount of Shares Held

ix

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [_____ __, 20___] (the “Agreement”), by and among the Parent, the Purchaser, Hengda the Seller and certain of the Parent’s Stockholders, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1          Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Purchaser (the “Stock”)[ or options, warrants or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

☐
as a transferee of Shares from a Party in such Party’s capacity as “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Section 4.1 of the Agreement, as a new Party, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2          Agreement.  Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or Shares required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement, (b) makes the representations and warranties to the other Parties to the Agreement that are set forth in Section 2 thereof, and (b) adopts the Agreement with the same force and effect as if Holder were originally a Party thereto.

1.3          Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

Accepted and Agreed:	HOLDER:

CHINA CERAMICS CO., LTD.

By:	By:
Name and Title of Signatory
Title:

Address:

Facsimile:

x